EXHIBIT 16

CUSIP No. 296744 10 5                13D/A                         Page 80 of 89


           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS

                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON

                 TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT

Warrant No. 2                                    Number of Shares: up to 333,333
                                                         (subject to adjustment)
Date of Issuance: October 17, 2002


                                ESSEX CORPORATION
                                -----------------

                          Common Stock Purchase Warrant
                          -----------------------------

                          (Void after January 14, 2003)

         Essex Corporation, a Virginia corporation (the "Company"), for value received of $100,000 (the "Warrant Deposit"), hereby certifies that Global Environment Strategic Technology Partners, L.P., or its registered assigns (the "Registered Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (Eastern time) on January 14, 2003, up to 333,333 shares of Common Stock, of the Company, at a purchase price as set forth below. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

         1. Exercise and Payment of Purchase Price. (a) This Warrant may be exercised by the Registered Holder, in whole only (except as provided below), by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by the Registered Holder or by the Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, and, in the case of Additional Investments (as defined), accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

                  (b) As soon as practicable after the exercise of this Warrant, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct.

                  (c) A certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise.

         2. Additional Investments. (a) On or before January 14, 2003 the Registered Holder has the option but is not obligated to make an Additional Investment of up to $1,000,000 at a Purchase Price of $3.50 per share ("Additional Investment"). Upon closing, fifty percent (50%) of the Warrant Deposit shall be credited against the purchase price payable for the shares. In


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the event the Registered Holder does not exercise its rights to purchase 100% of the shares available pursuant to this Warrant on a timely basis, the Registered Holder shall be deemed to have exercised the 90 Day Warrant to purchase shares at the $3.50 share price, as adjusted in accordance with Section 2(c) below, and 50% of the Warrant Deposit shall be applied in full satisfaction of the purchase price payable for such shares.

                  (b) Notwithstanding paragraph 2(a), if the Registered Holder makes an additional investment that is received by the Company within thirty
(30) calendar days of the issuance date of this Warrant, the Purchase Price for such additional investment shall be $3.00.

                  (c) In the event that, on the day prior to a designated closing date for exercise of the Warrant, the 15 trading day trailing weighted moving closing price average of the Essex common stock on the OTCBB shall fall below the designated price as set forth above, the Purchase Price for the exercise of the Warrant shall be recalculated as follows: a 15% discount from 15 trading day trailing weighted moving closing price average of the Essex common stock on the OTCBB from and including the day before the designated closing date, but not less than $3.00 per share.

         3. Adjustments.

                  (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

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provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                  (c) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 3(a) or 3(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (d) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Registered Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 3 with respect to the rights of the Registered Holder.

                  (e) Adjustment for Mergers or Reorganizations, etc. If there shall occur any reorganization, recapitalization, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 3(a), 3(b) or 3(d)), then, following any such reorganization, recapitalization, consolidation or merger, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive if, immediately prior to such reorganization, recapitalization, consolidation or merger, the Registered Holder had held the number of shares of Common Stock subject to this Warrant. In such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this
Section 3 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a


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certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Registered Holder, furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

         4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares.

         5. Requirements for Transfer.

                  (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder to a party specified in Section 10(b) below, or (ii) a transfer made in accordance with Rule 144 under the Act.

                  (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

         The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

         6. No Impairment. The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         7. Notices of Record Date, etc. In the event:

                  (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to


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receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.


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         8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

         9. Exchange of Warrants. Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

         10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         11. Transfers, etc.

                  (a) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

                  (b) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, to any partner, member, stockholder or affiliate of the holder, and any such transferee shall have the rights of the Registered Holder to the extent of the portion of this Warrant so transferred. Such transfer shall be effective upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company. Nothing contained in this
Section 11 shall limit the transferability of the Warrant Shares.

                  (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         12. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

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         13. No Rights as Shareholder. Until the exercise of this Warrant, the
Registered Holder shall not have or exercise any rights by virtue hereof as a shareholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

         14. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

         15. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

         16. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia (without reference to the conflicts of law provisions thereof).

         17. Securities Purchase Agreement. This Warrant is issued pursuant to the Securities Purchase Agreement by and between the Company and the Registered Holder of even date herewith. In the event of a conflict in terms between the Securities Purchase Agreement and this Warrant this Warrant shall control.

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         EXECUTED as of the Date of Issuance indicated above.



                                              ESSEX CORPORATION

                                              By: /s/ Joseph R. Kurry, Jr.
                                                      --------------------------

[Corporate Seal]                              Title:   Chief Financial Officer
                                                      --------------------------

ATTEST:

Kimberly J. DeChello
--------------------

Corporate Secretary





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                                                                       EXHIBIT I


CUSIP No. 296744 10 5                13D/A                         Page 88 of 89


                                  PURCHASE FORM
                                  -------------


         To:_________________       Dated:____________

         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. 2), hereby irrevocably elects to purchase (check applicable box):

         0     _____ shares of the Common Stock covered by such Warrant; or

         0 the maximum number of shares of Common Stock covered by such Warrant.

         The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $________. Such payment takes the form of $______ in lawful money of the United States.

                                             Signature:  ______________________

                                             Address:    ______________________

                                                         ______________________

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                                                                      EXHIBIT II

CUSIP No. 296744 10 5                13D/A                         Page 89 of 89



                                 ASSIGNMENT FORM
                                 ---------------

         FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. 2) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                    Address                   No. of Shares
----------------                    -------                   -------------








Dated:_____________________         Signature:___________________________